UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2016

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Kandell as Chief Financial Officer

On December 1, 2016, the Board of Directors (the “Board”) of Wireless Telecom Group, Inc. (the “Company”) appointed Michael Kandell to serve as Chief Financial Officer of the Company, effective January 2, 2017. Mr. Kandell will succeed Robert Censullo, who has served as Chief Financial Officer of the Company for five years.

Mr. Kandell, 41, has more than 18 years of financial management experience. Since 2010, he has held various positions of increasing responsibility in finance at Avaya, Inc., most recently serving as Senior Director of Accounting. Prior to Avaya, Mr. Kandell worked at Precision Partners, Inc. for 3 years and, prior to that, at Ernst & Young LLP in New Jersey for 7 years. He received his Bachelors of Science degree in accounting from College of New Jersey. Mr. Kandell is a Certified Public Accountant.

Under the terms of the employment letter agreement between Mr. Kandell and the Company, dated December 1, 2016, Mr. Kandell will receive an annual initial salary of $222,500.00 and will be eligible to participate in the Company’s Officer Incentive Compensation Plan (“OICP”). For 2017, Mr. Kandell’s target bonus will be $100,000: 30% of this bonus will be based on his achievement of his individual performance objectives as determined by the Compensation Committee of the Board (“Compensation Committee”), subject to the Company’s achievement of threshold financial objectives and 70% of this bonus will be based on the Company’s achievement of financial objectives, in each case as determined by the Compensation Committee.

Mr. Kandell will be awarded an initial grant of 100,000 stock options (the “Option”) on his first day of employment with the Company, which will vest over time, subject to the provisions of the Wireless Telecom Group, Inc. Amended and Restated 2012 Incentive Compensation Plan (the “2012 Plan”) and his signing an award agreement acceptable to the Company, which will set forth the exercise price of, vesting schedule for, and other terms applicable to, the Option.

If Mr. Kandell’s employment is terminated by the Company for a reason other than death, Disability or Cause, or he resigns for Good Reason within 18 months after a Change in Control (as such terms are defined in the 2012 Plan), then, subject to his signing and not revoking a general release in a form acceptable to the Company that has become binding and non-revocable within sixty days after the termination date, he will be paid or provided: (i) payment equal to 75% of his salary in effect at the time of the termination of his employment paid in normal payroll over 9 months; (ii) the amount, in the good faith determination of the Board, he earned as of his termination date, under the bonus component of the then applicable OICP; and (iii) at the Company’s election either the continuation of benefits, to the extent permissible under applicable employee benefit plans in which he is a participant, for 9 months after the termination date, or a lump sum payment, in lieu of the continuation of some or all benefits, in an amount determined by the Board in its discretion.

There are no arrangements or understandings between Mr. Kandell and any other persons pursuant to which Mr. Kandell was named Chief Financial Officer of the Company. There are also no family relationships between Mr. Kandell and any director or executive officer of the Company and Mr. Kandell has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Robert Censullo as Chief Financial Officer

In connection with Mr. Kandell’s appointment as the Company’s Chief Financial Officer, effective January 2, 2017, Mr. Robert Censullo resigned as Chief Financial Officer of the Company.

Under the terms of the letter agreement between Mr. Censullo and the Company, dated December 1, 2016 (the “Censullo Letter Agreement”), the parties agreed to terminate the Severance Agreement between Mr. Censullo and the Company, dated June 14, 2013 (the “Severance Agreement”) in consideration for Mr. Censullo being offered either the Controller position or severance under the Censullo Letter Agreement. Pursuant to the Censullo Letter Agreement, Mr. Censullo waived any right under the Severance Agreement to receive a Severance payment and Continuation of Benefits (as those capitalized terms are defined in the Severance Agreement).

If Mr. Censullo is offered and accepts the position as Controller, his employment will be at-will, and he will receive an initial salary of $160,000.00 per year and be eligible to participate in the Company’s OICP in 2017. For 2017, his target bonus will be 25% of his salary. Mr. Censullo will continue to be eligible to participate in Company employee benefit plans in accordance with the terms of those plans, but the Company will not provide a car allowance.

If Mr. Censullo is not offered the Controller position, or he declines that offer, then subject to his signing and not revoking a general release in a form acceptable to the Company, he will be paid “Severance” for the portion of the 180 day period starting on the signing date and ending on the six-month anniversary of the signing date that he is not employed by the Company (the “Severance Period”). His gross severance payment will be an amount equal to multiplying the salary rate of $160,000 per year by the fraction in which the numerator is the number of days in the Severance Period and the denominator is 365, which will be paid monthly during the Severance Period in substantially equal installments beginning on the first payroll date in 2017 that is at least 5 business days after the general release becomes binding and non-revocable, subject to any deferral requirements of Internal Revenue Code Section 409A (as such terms are defined in the Censullo Letter Agreement).

Item 8.01	Other Event

On December 7, 2016, the Company announced the appointment of Mr. Kandell as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Press release issued by Wireless Telecom Group, Inc. on December 7, 2016 announcing the appointment of Mr. Kandell as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: December 7, 2016	By:	/s/ Timothy Whelan
Timothy Whelan
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Wireless Telecom Group, Inc. on December 7, 2016 announcing the appointment of Mr. Kandell as Chief Financial Officer of the Company.